UNDERWRITING AGREEMENT Between DOMINION FUNDS, INC. and NORTHERN LIGHTS DISTRIBUTORS, LLC

INDEX

1.	APPOINTMENT OF NLD AND DELIVERY OF DOCUMENTS	3
2.	EXCLUSIVE NATURE OF DUTIES	4
3.	OFFERING OF SHARES	4
4.	LICENSED REPRESENTATIVES OF THE FUNDS.	5
5.	REPURCHASE OR REDEMPTION OF SHARES BY THE COMPANY	6
6.	DUTIES AND REPRESENTATIONS OF NLD	7
7.	DUTIES AND REPRESENTATIONS OF THE COMPANY	9
8.	INDEMNIFICATION OF NLD BY THE COMPANY	12
9.	INDEMNIFICATION OF THE COMPANY BY NLD	14
10.	NOTIFICATION BY THE COMPANY	15
11.	COMPENSATION AND EXPENSES	16
12.	SELECTED DEALER AND SELECTED AGENT AGREEMENTS	17
13.	CONFIDENTIALITY	17
14.	EFFECTIVENESS AND DURATION	18
15.	DISASTER RECOVERY	18
16.	DEFINITIONS	19
17.	MISCELLANEOUS	20
Schedule A		22
Schedule B		23

UNDERWRITING  AGREEMENT

THIS UNDERWRITING AGREEMENT effective November 10, 2012, by and between Dominion Funds, Inc., a Texas corporation (the “Company”), having its principal office and place of business at 2 West Washington Street, Middleburg, Virginia  20118, and NORTHERN LIGHTS DISTRIBUTORS, LLC, a Nebraska limited liability company having its principal office and place of business at 17605 Wright Street, Omaha, Nebraska 68130 (“NLD”).

WHEREAS, the Company is offering shares of beneficial interest (the “Shares”) in separate investment portfolios as set forth on Schedule A, as may be amended from time to time (each a “Fund”), and each a series of the Company.

WHEREAS, the Company is an open-end management investment company registered with the United States Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, NLD is registered under the Securities Exchange Act of 1934, as amended ("1934 Act"), as a broker-dealer and is engaged in the business of selling shares of registered investment companies either directly to purchasers or through other financial intermediaries; and

WHEREAS, the Company desires that NLD offer, as principal underwriter, the Shares of the Funds to the public and NLD is willing to provide those services on the terms and conditions set forth in this Agreement in order to provide for the sale and facilitate the distribution of the Shares;

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Company and NLD hereby agree as follows:

1.

APPOINTMENT OF NLD AND DELIVERY OF DOCUMENTS

(a)

The Company hereby appoints NLD, and NLD hereby agrees, to act as the principal underwriter and distributor of the Shares of the Funds for the period and on the terms set forth in this Agreement. In connection therewith, the Company has delivered to NLD current copies of:

(i)

the Company’s Articles of Incorporation and By-laws (“Organic Documents”);

(ii)

the Company’s current Registration Statement;

(iii)

the Company’s  notification of registration under the 1940 Act on Form N-8A as filed with the SEC;

(iv)

the Company’s current Prospectus and Statement of Additional Information (as currently in effect and as amended or supplemented, collectively the “Prospectus”);

(v)

any current plan of distribution or similar document adopted by the Funds under Rule 12b-1 under the 1940 Act (“Plan”) and each current shareholder service plan or similar document  adopted by the  Company   (“Service  Plan”).

(a)

The Company shall promptly furnish NLD with:

(i)

all amendments of or supplements to the foregoing; and

(ii)

a copy of the resolution of the Board appointing NLD and authorizing the execution and delivery of this Agreement.

2.

EXCLUSIVE NATURE OF DUTIES

(a)

NLD shall be the exclusive representative of the Funds to act as distributor of the Funds except that the rights given under this Agreement to NLD shall not apply to: (i) Shares issued in connection with the merger, consolidation or reorganization of any other investment company or series or class thereof with a Fund or class thereof; (ii) the Company’s acquisition by purchase or otherwise of all or substantially all of the assets or stock of any other investment company or series or class thereof; (iii) the reinvestment in Shares by the Funds’ shareholders of dividends or other distributions; or (iv) any other offering by the Funds of securities to its shareholders (collectively "exempt transactions").

(b)

Notwithstanding the foregoing, NLD is and may in the future distribute shares of other investment companies including investment companies having investment objectives similar to those of the Funds. The Funds further understand that existing and future investors in the Funds may invest in shares of such other investment companies. The Funds agree that the services that NLD provides to such other investment companies shall not be deemed in conflict with its duties to the Funds under this Agreement.

3.

OFFERING OF SHARES

(a)

NLD shall have the right to buy from the Funds the Shares needed to fill unconditional orders for Shares of the Funds placed with NLD by investors or selected dealers or selected agents (each as defined in Section 12 hereof) acting as agent for their customers’ or on their own behalf. Alternatively, NLD may act as the Funds’ agent, to offer, and to solicit offers to subscribe to, Shares of the Funds.

(b)

The price that NLD shall pay for Shares purchased from the Funds shall be the NAV used in determining the Public Offering Price on which the orders are based. Shares purchased by NLD are to be resold by NLD to investors at the respective Public Offering Price(s), except as otherwise permitted by the Prospectus, or to selected dealers or selected agents acting in accordance with the terms of selected dealer or selected agent agreements described in Section 12 of this Agreement. The Funds will advise NLD of the NAV(s) each time that it is determined by the Funds, or its designated agent, and at such other times as NLD may reasonably request.

(c)

NLD will promptly forward all orders and subscriptions to the Funds or its designated agent.  All orders and all subscriptions shall be directed to the Funds for acceptance and shall not be binding until accepted by the Funds. Any order or subscription may be rejected by the Funds; provided, however, that the Funds will not arbitrarily or without reasonable cause refuse to accept or confirm orders or subscriptions for the purchase of Shares. The Funds or its designated agent will confirm orders and subscriptions upon their receipt, will make appropriate book entries and, upon receipt by the Funds or its designated agent of payment therefore, will issue such Shares in uncertificated form pursuant to the instructions of NLD. NLD agrees to cause such payment and such instructions to be delivered promptly to the Funds or its designated agent.

(d)

The Funds reserve the right to suspend the offering of Shares of the Funds at any time in the absolute discretion of the Board, and upon notice of such suspension NLD shall cease to offer Shares of the Funds specified in the notice.

(e)

No Shares shall be offered by either NLD or the Funds under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Funds if and so long as the effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act, or if and so long as a current Prospectus, as required by Section 10(b) of the Securities Act, as amended, is not on file with the SEC; provided, however, that nothing contained in this paragraph shall in any way limit the Funds’ obligation to repurchase Shares from any shareholder in accordance with the provisions of the Fund's Organic Documents or the Prospectus applicable to the Shares.

4.

LICENSED REPRESENTATIVES OF THE FUNDS.

At the request of the Company, a Fund, a Fund’s sponsor, adviser or affiliate, NLD may license certain designated employees as a Registered Representative and maintain their licensed status in accordance with FINRA rules and regulations including the following:

(a)

Filing Form U-4’s and fingerprint submission and processing renewals and terminations

(b)

On-going compliance up-dates and training

(c)

Preparation of materials and training for compliance with FINRA continuing education requirements

(d)

Supervision of the Registered Representatives

NLD reserves the right in its sole discretion of refuse to register or maintain the registration for any individual and otherwise impose any requirements or limitations on licensed persons.

5.

REPURCHASE OR REDEMPTION OF SHARES BY THE COMPANY

(a)

Any of the outstanding Shares of the Funds may be tendered for redemption at any time, and the Funds agree to redeem or repurchase the Shares so tendered in accordance with its obligations as set forth in the Organic Documents and the Prospectus relating to the Shares.

(b)

The Funds or its designated agent shall pay:

(i)

 the total amount of the redemption price consisting of the NAV less any applicable redemption fee to the redeeming shareholder or its agent, and

(ii)

except as may be otherwise required by FINRA Rules, any applicable deferred sales charges stated in the Prospectus to NLD in accordance with NLD’s instructions on or before the fifth business day (or such other earlier business day as is customary in the investment company industry) subsequent to the Company or its agent having received the notice of redemption in proper form.

(a)

Redemption of Shares or payment therefore may be suspended or payment be postponed at times when the New York Stock Exchange is restricted by the SEC or closed for any reason other than its customary weekend or holiday closings, when trading thereon is restricted, when an emergency exists as a result of which disposal by the Funds of securities owned by the Funds is not reasonably practicable or it is not reasonably practicable for the Funds fairly to determine the value of the Funds’ net assets, or during any other period when the SEC so requires or permits.

6.

DUTIES AND REPRESENTATIONS OF NLD

(a)

NLD shall use reasonable efforts to facilitate the sale of Shares of the Funds upon the terms and conditions contained herein and in the then current Prospectus.  NLD shall devote reasonable time and effort to support sales of Shares but shall not be obligated to sell any specific number of Shares.  The services of NLD to the Funds hereunder are not to be deemed exclusive, and nothing herein contained shall prevent NLD from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

(b)

NLD will execute and deliver agreements with broker/dealers, financial institutions and other industry professionals based on forms of agreement approved from time to time by the Board with respect to shares of the Funds, including but not limited to forms of sales support agreements and shareholder servicing agreements approved in connection with any distribution and/or servicing plan approved in accordance with Rule 12b-1 under the 1940 Act.

(a)

NLD shall be responsible for reviewing and providing advice and counsel on, and filing with FINRA, all sales literature (e.g., advertisements, brochures and shareholder communications, including the Fund’s website) with respect to the Funds.  All costs associated with advertising filings shall be paid by the Funds.  NLD will forward all FINRA comments on marketing materials to the Company for incorporation into such materials and the sole responsibility for incorporation of such comments shall remain with the Company; provided, however, that the Company shall provide all factual content, opinion, and other content for such materials and NLD shall not be responsible for the accuracy of the content of such materials, when used thereafter by the Company or any person authorized by the Company to use such material; nor shall NLD be responsible for the filing or content of any such materials used by third parties without the authorization of NLD; and provided further that NLD shall not be responsible for filing any materials that fall within the definition of advertising and sales literature if such materials are not provided to NLD in a form suitable for filing in a timely manner.  In addition, NLD will provide one or more persons, during normal business hours, to respond to telephone questions with respect to the Funds.

(b)

NLD will forward all sales related complaints concerning the Funds to the Company.

(c)

NLD will provide assistance in the preparation of quarterly board materials with regard to sales and other distribution related data reasonably requested by the Board of the Funds.

(d)

All activities by NLD and its agents and employees as distributor of Shares shall comply with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, the Securities Act, the Securities Exchange Act, and FINRA Rules, all rules and regulations made or adopted pursuant to the 1940 Act by the SEC and all rules and regulations made or adopted by any securities association registered under the Securities Exchange Act.

(e)

In selling Shares of the Funds, NLD shall use its best efforts in all material respects duly to conform with the requirements of all federal and state laws relating to the sale of the Shares, and shall not make or attempt to make sales of the Shares in states in which the Shares are not duly registered or qualified.  Neither NLD, any selected dealer, any selected agent nor any other person is authorized by the Funds to give any information or to make any representations other than as is contained in a Funds’ Prospectus or any advertising materials or sales literature specifically approved in writing by the Funds or their agents.

(f)

NLD shall adopt and follow procedures for the confirmation of sales to investors and selected dealers or selected agents, the collection of amounts payable by investors and selected dealers or selected agents on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of FINRA.

(g)

NLD represents and warrants to the Company that:

(i)

It is a limited liability company duly organized and existing and in good standing under the laws of the State of Nebraska and it is duly qualified to carry on its business in the State of Nebraska;

(ii)

It is empowered under applicable laws and by its Articles of Organization to enter into and perform this Agreement;

(iii)

All requisite actions have been taken to authorize it to enter into and perform this Agreement;

(iv)

It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement;

(v)

This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of NLD, enforceable against NLD in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

(vi)

It is registered, and will remain so registered throughout the term of this Agreement, under the Securities Exchange Act with the SEC, and, prior to the offer or sale of the Shares in any state, will be registered under the applicable broker-dealer registration laws of such state, as a broker-dealer, it is a member in good standing of FINRA, it will abide by FINRA Rules, and it will notify the Funds if its membership in FINRA is terminated or suspended.

(vii)

It will require selling agents to comply with applicable anti-money laundering laws, regulations, rules and government guidance, including the reporting, record keeping and compliance requirements of the Bank Secrecy Act ("BSA"), as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2002, Title III of the USA PATRIOT Act (the “PATRIOT Act"), its implementing regulations, and related SEC and SRO rules.

(a)

Notwithstanding anything in this Agreement, including the Schedules, to the contrary, NLD makes no warranty or representation as to the number of selected dealers or selected agents with which it has entered into agreements in accordance with Section 12 hereof, as to the availability of any Shares to be sold through any selected dealer, selected agent or other intermediary or as to any other matter not specifically set forth herein.

7.

DUTIES AND REPRESENTATIONS OF THE COMPANY

(a)

The Company shall furnish to NLD copies of any financial statements or other documents required under the Securities Act to be delivered to shareholders or investors at least two Fund Business Days prior to such delivery and shall furnish NLD copies of all other financial statements, documents and other papers or information which NLD may reasonably request for use in connection with the distribution of Shares. The Company shall make available to NLD the number of copies of the Funds’ Prospectuses as NLD shall reasonably request.

(b)

The Company shall take, from time to time, subject to the approval of the Board and any required approval of the shareholders of the Funds, all actions necessary to fix the number of authorized Shares (if such number is not unlimited) and to register the Shares under the Securities Act, to the end that there will be available for sale the number of Shares as reasonably may be expected to be sold pursuant to this Agreement.

(c)

The Company will execute any and all documents, furnish any and all information and otherwise take all actions that may be reasonably necessary to register or qualify Shares for sale in such states as NLD may designate to the Funds and the Funds may approve, and the Funds shall pay all fees and other expenses incurred in connection with such registration or qualification; provided that NLD shall not be required to register as a broker-dealer or file a consent to service of process in any State and the Funds shall not  be required to qualify as a foreign corporation or other association in any State except as required by applicable law. Any registration or qualification may be withheld, terminated or withdrawn by the Funds at any time in its discretion. NLD shall furnish such information and other material relating to its affairs and activities as the Funds require in connection with such registration or qualification.

(d)

The Company represents and warrants to NLD that:

(i)

It is a corporation duly organized and existing and in good standing under the laws of the state of Texas;

(ii)

It is empowered under applicable laws and by its Organic Documents to enter into and perform this Agreement;

(iii)

All proceedings required by the Organic Documents have been taken to authorize it to enter into and perform its duties under this Agreement;

(iv)

It is an open-end management investment company registered with the SEC under the 1940 Act;

(v)

All Shares, when issued, shall be validly issued, fully paid and non-assessable;

(vi)

This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(vii)

The performance by the Company of its obligations hereunder does not and will not contravene any provision of the Company’s Articles of Incorporation.

(viii)

The Registration Statement is currently effective and will remain effective throughout the term of this Agreement with respect to all Shares of the Funds being offered for sale;

(ix)

The Registration Statement and Prospectus have been or will be, as the case may be, carefully prepared in conformity with the requirements of the Securities Act and the rules and regulations thereunder;

(x)

The Registration Statement and Prospectus contain or will contain in all material respects, all statements required to be stated therein in accordance with the Securities Act and the rules and regulations thereunder; all statements of fact contained or to be contained in the Registration Statement or Prospectus are or will be true and correct in all material respects, at the time indicated or on the effective date as the case may be; and neither the Registration Statement nor any Prospectus, when they shall become effective or be authorized for use, will include an untrue statement of a material fact or omit to state a material fact required to be stated therein  or necessary to make the statements  therein not misleading to a purchaser of Shares;

(xi)

It will from time to time file such amendment or amendments to the Registration Statement and Prospectus as, in the light of then-current and then-foreseeable prospective developments, shall, in the opinion of its counsel, be necessary in order to have the Registration Statement and Prospectus at all times contain all material facts required to be stated therein or necessary to make any statements therein not misleading to a purchaser of Shares ("Required Amendments");

(xii)

It shall not file any amendment to the Registration Statement or Prospectus without giving NLD reasonable advance notice thereof; provided, however, that nothing contained in this Agreement shall in any way limit the Funds’ right to file at any time such amendments to the Registration Statement or Prospectus, of whatever character, as the Funds may deem advisable, such right being in all respects absolute and unconditional; and

(xiii)

All Shares of the Fund are properly registered in the states as required by applicable state laws; and

(xiv)

Any amendment to the Registration Statement or Prospectus hereafter filed will, when it becomes effective, contain in all material respects all statements required to be stated therein in accordance with the 1940 Act and the rules and regulations thereunder; all statements of fact contained in the Registration Statement or Prospectus will, when it becomes effective, in all material respects be true and correct at the time indicated or on the effective date as the case may be; and no such amendment, when it becomes effective, will include an untrue  statement  of a material  fact or will omit to state a material fact required to be stated  therein or necessary to make the statements therein not misleading to a purchaser of the Shares.

(xv)

In connection with any Registered Representatives maintained under this Agreement, the Company agrees to cooperate with NLD and provide reports as necessary to maintain appropriate licensing and qualifications and report to NLD any complaints, arbitrations, litigation or any other material matter that may affect a Registered Representatives registration status.

(xvi)

It has adopted necessary procedures to comply with the Bank Secrecy Act ("BSA"), as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2002, Title III of the USA PATRIOT Act (the “PATRIOT Act"), its implementing regulations, and related SEC and SRO rules. Consistent with this requirement, the Company shall ensure that the account opening forms utilized by the Funds contain the necessary customer information such as name, address, taxpayer identification and other information to verify the identity of such customers as well as provide proper notification to customers of such anti-money laundering program adopted by the Company and/or its service providers.

(xvii)

NLD may rely on and will be held harmless from relying on oral or written instructions it receives from an officer, adviser, or legal counsel to the Company.

8.

INDEMNIFICATION OF NLD BY THE COMPANY

(a)

The Company authorizes NLD and any dealers with whom NLD has entered into dealer agreements to use the latest Prospectus in the form furnished by the Company in connection with the sale of Shares.  The Company agrees to indemnify, defend and hold NLD, its several officers and managers, and any person who controls NLD within the meaning of Section 15 of the Securities Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the reasonable cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which NLD, its officers and managers, or any such controlling persons, may incur under the Securities Act, the 1940 Act, or common law or otherwise, arising out of or based upon:

(i)

any untrue statement, or alleged untrue statement, of a material fact required to be stated in either any Registration Statement or any Prospectus,

(ii)

any omission, or alleged omission, to state a material fact required to be stated in any Registration Statement or any Prospectus or necessary to make the statements in any of them not misleading,

(iii)

the Company’s failure to maintain an effective Registration Statement and Prospectus with respect to Shares of the Funds that are the subject of the claim or demand,

(iv)

the Company’s failure to provide NLD with advertising or sales materials to be filed with FINRA on a timely basis or use of marketing materials that are false or misleading,

(v)

the Company’s failure to properly register Fund Shares under applicable state laws,

(vi)

instructions given by the Company, the Company’s failure to perform its duties hereunder or any inaccuracy of its representations, or

(vii)

all actions taken by NLD in accordance with the terms of this Agreement including any such actions resulting from NLD’s reasonable reliance on instructions received from an officer, agent or legal counsel of the Company.

(b)

 The Company’s agreement to indemnify NLD, its officers or managers, and any such controlling person will not be deemed to cover any such claim, demand, liability or expense to the extent that it arises out of or is based upon:

(i)

any such untrue statement, alleged untrue statement, omission or alleged omission made in any Registration Statement or any Prospectus in reliance upon information furnished by NLD, its officers, managers or any such controlling person to the Fund or its representatives for use in the preparation thereof, or

(ii)

willful misfeasance, bad faith or gross negligence in the performance of NLD’s duties, or by reason of NLD’s reckless disregard of its obligations and duties under this Agreement ("Disqualifying Conduct").

(c)

The Company’s agreement to indemnify NLD, its officers and managers, and any such controlling person, as aforesaid, is expressly conditioned upon the Company’s being notified of any action brought against NLD, its officers or managers, or any such controlling person, such notification to be given by letter, by facsimile or by telegram addressed to the Funds at the address set forth above within a reasonable period of time after the summons or other first legal process shall have been served; provided, however, that the failure to notify the Company of any such action shall not relieve the Company  from any liability which the Company  may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Funds’ indemnity agreement contained in this Section.

(d)

The Company will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Company and approved by NLD, which approval shall not be unreasonably withheld.  If the Company elects to assume the defense of any such suit and retain counsel of good standing approved by NLD, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Company does not elect to assume the defense of any such suit, the Company will reimburse NLD, its officers and managers, or the controlling person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by them.

(e)

The Company’s indemnification agreement contained in this Section and the Funds’ representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of NLD, its officers and managers, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to NLD’s benefit, to the benefit of its several officers and managers, and their respective estates, and to the benefit of any controlling persons and their successors. The Company agrees promptly to notify NLD of the commencement of any litigation or proceedings against the Company or any of its officers or Board members in connection with the issue and sale of Shares.

9.

INDEMNIFICATION OF THE COMPANY BY NLD

(a)

NLD agrees to indemnify, defend and hold the Company, its several officers and Board members, and any person who controls the Company within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the reasonable cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Company, its officers or Board members, or any such controlling person, may incur under the Securities Act, the 1940 Act, or under common law or otherwise, but only to the extent that such liability or expense incurred by the Company, its officers or Board members, or such controlling person results from such claims or demands:

(i)

arising out of or based upon any sales literature, advertisements, information, statements or representations made by NLD and unauthorized by the Company or any Disqualifying Conduct in connection with the offering and sale of any Shares, or

(ii)

arising out of or based upon a breach by NLD of the terms of this Agreement, or

(iii)

arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by NLD to the Fund specifically for use in the Company’s  Registration Statement, Prospectus, annual or interim report, or any advertisement or sales literature and used in the preparation thereof, or which shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by NLD to the Company and used in the preparation of any such document or necessary to make such information not misleading.

(b)

NLD’s agreement to indemnify the Company, its officers and Directors, and any such controlling person, as aforesaid, is expressly conditioned upon NLD’s being notified of any action brought against the Company, its officers or Directors, or any such controlling person, such notification to be given by letter, by facsimile or by telegram addressed to NLD at its address set forth above within a reasonable period of time after the summons or other first legal process shall have been served.

(c)

The failure to notify NLD of any such action shall not relieve NLD from any liability which it may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of NLD’s indemnity agreement contained in this Section.

(d)

NLD will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by NLD and approved by the Company, which approval shall not be unreasonably withheld.  If NLD elects to assume the defense of any such suit and retain counsel of good standing approved by the Company the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in the case NLD does not elect to assume the defense of any such suit, NLD will reimburse the Company, the Company’s officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by the Company  or them.

(e)

NLD’s indemnification agreement contained in this Section and NLD’s representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, its officers and directors, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to the Company’s benefit, to the benefit of the Company’s officers and directors, and their respective estates, and to the benefit of any controlling persons and their successors. NLD agrees promptly to notify the Company of the commencement of any litigation or proceedings against NLD or any of its officers or managers in connection with the issue and sale of Shares.

10.

NOTIFICATION BY THE COMPANY

(a)

The Company agrees to advise NLD as soon as reasonably practical:

(i)

of any request by the SEC for amendments to the Registration Statement or any Prospectus then in effect;

(ii)

of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or any Prospectus then in effect or of the initiation of any proceeding for that purpose;

(iii)

of the happening of any event that makes untrue any statement of a material fact made in the Registration Statement or any Prospectus then in effect or which requires the making of a change in such Registration Statement or Prospectus in order to make the statements therein not misleading;

(iv)

of all actions of the SEC with respect to any amendment to any Registration Statement or any Prospectus which may from time to time be filed with the SEC;

(v)

if a current Prospectus is not on file with the SEC;  and

(vi)

of all advertising, sales materials and other communications with the public required to be filed with FINRA. This obligation shall extend to all revisions of such communications.

For purposes of this section, informal requests by or acts of the Staff of the SEC shall not be deemed actions of or requests by the SEC.

11.

COMPENSATION AND EXPENSES

(a)

In consideration of NLD’s services hereunder, the Company agrees to pay to NLD the fees set forth in Schedule B attached hereto in addition to the fees set forth below.  The Service Fee set forth on Schedule B may be offset by any fees and charges collected and retained by NLD as set forth below:

(i)

any applicable sales charge assessed upon investors in connection with the purchase of Shares;

(ii)

from the Fund, any applicable contingent deferred sales charge ("CDSC") assessed upon investors in connection with the redemption of Shares;

(iii)

from the Fund, the distribution service fees with respect to the Shares of those classes as designated in Schedule A for which a Plan is effective (the "Distribution Fee"); and

(iv)

from the Fund, the shareholder service fees with respect to the Shares of those Classes as designated in Schedule A for which a Service Plan is effective (the "Shareholder Service Fee").

(b)

The Distribution Fee and Shareholder Service Fee, if any, shall be accrued daily by the Company or class thereof and shall be paid monthly as promptly as possible after the last day of each calendar month at the rate or in the amounts set forth in the Plan(s). The Company grants and transfers to NLD a general lien and security interest in any and all securities and other assets of the Company now or hereafter maintained in an account at the Company’s custodian on behalf of the Company to secure any Distribution Fees, Shareholder Service Fees, or other fees owed NLD by the Company under this Agreement.

(c)

The Company shall be responsible and assumes the obligation for payment of all the expenses of the Company, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of the Registration Statement and Prospectus (including but not limited to the expense of setting in type the Registration Statement and Prospectus and printing sufficient quantities for internal compliance, regulatory purposes and for distribution to current shareholders).

The Company shall bear the cost and expenses (i) of the registration of the Shares for sale under the Securities Act; (ii) of the registration or qualification of the Shares for sale under the securities laws of the various States; (iii) if necessary or advisable in connection therewith, of qualifying the Funds, (but not NLD) as an issuer or as a broker or dealer, in such States as shall be selected by the Company and NLD pursuant to Section 7(c) hereof; (iv) payable to each State for continuing registration or qualification therein until the Funds decide to discontinue registration or qualification pursuant to Section 7(c) hereof; and (v) payable for standard transmission costs, including costs imposed by the National Securities Clearing Corporation.  NLD shall pay all expenses relating to NLD's broker-dealer qualification.

12.

SELECTED DEALER AND SELECTED AGENT AGREEMENTS

NLD shall have the right to enter into selected dealer agreements with securities dealers of its choice ("selected dealers") and selected agent agreements with depository institutions and other financial intermediaries of its choice ("selected agents") for the sale of Shares and to fix therein the portion of the sales charge, if any, that may be allocated to the selected dealers or selected agents; provided, that the Company shall approve the forms of agreements with selected dealers or selected agents and shall review the compensation set forth therein. A form selling agreement for the Funds is attached hereto.  Selected dealers and selected agents shall resell Shares of the Funds at the public offering price(s) set forth in the Prospectus relating to the Shares. Within the United States, NLD shall offer and sell Shares of the Funds only to selected dealers that are members in good standing of FINRA.

13.

CONFIDENTIALITY

NLD agrees to treat all records and other information related to the Company as proprietary information of the Company and, on behalf of itself and its employees, to keep confidential all such information, except that NLD may:

(a)

at the Company’s request, prepare or assist in the preparation of periodic reports to shareholders and regulatory bodies such as the SEC;

(b)

at the Company’s request, provide information  typically supplied in the investment company industry to companies that track or report price,  performance or other information regarding investment companies; and

(c)

release such other  information  as  approved in writing by the Fund, which approval shall not be unreasonably withheld;

NLD may release any information regarding the Company without the consent of the Company if NLD reasonably believes that it may be exposed to civil or criminal legal proceedings for failure to comply, when requested to release any information by duly constituted authorities or when so requested by the Company.  Each party agrees to comply with Regulation S-P under the Gramm-Leach-Bliley Act.

14.

EFFECTIVENESS AND DURATION

(a)

This Agreement shall become effective as of the date hereof and will continue for an initial two-year term and will continue thereafter so long as such continuance is specifically approved at least annually (i) by the Company’s  Board or (ii) by a vote of a majority of the Shares of the Company, provided that in either event its continuance also is approved by a majority of the Board members who are not "interested persons" of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

(b)

This agreement is terminable, without penalty, on sixty (60) days' notice, by the Board, by vote of a majority of the outstanding voting securities of such Company, or by NLD.

(c)

This Agreement will automatically and immediately terminate in the event of its "assignment."

(d)

NLD agrees to notify the Company immediately upon the event of NLD’s expulsion or suspension by FINRA.  This Agreement will automatically and immediately terminate in the event of NLD’s expulsion or suspension by FINRA.

15.

DISASTER RECOVERY

NLD shall maintain disaster recovery procedures in effect making reasonable provisions for the storage and retrieval of information maintained in NLD’s possession.

16.

DEFINITIONS

As used in this Agreement, the following terms shall have the meaning set forth below:

(a)

The “Board" means the Board of Directors of the Company.

(b)

“Fund Business Day” means any day on which the NAV of Shares of each Fund is determined as stated in the then current Prospectus.

(c)

“FINRA Rules” means the Constitution, By-Laws, and Rules of Fair Practice of the Financial Industry Regulatory Authority, Inc. ("FINRA") and any interpretations thereof.

(d)

“NAV” means the net asset value per Share of each Fund as determined by the Fund, or its designated agent, in accordance with and at the times indicated in the applicable Prospectus of the Fund on each Fund Business Day in accordance with the method set forth in the Prospectus and guidelines established by the Board.

(e)

“Public Offering Price” means the price per Share of the Fund at which NLD or selected dealers or selected agents may sell Shares to the public or to those persons eligible to invest in Shares as described in the Prospectus of the Funds, determined in accordance with such Prospectus under the Securities Act relating to such Shares.

(f)

“Prospectus” means the current prospectus and statement of additional information of the Fund, as currently in effect and as amended or supplemented.

(g)

“Registration Statement” means the Fund’s Registration Statement on Form N-1A and all amendments thereto filed with the SEC.

(h)

“SEC” means the U.S.  Securities and Exchange Commission.

(i)

“Securities Act” means the Securities Act of 1933, as amended.

(j)

 “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)

“1940 Act” means the Investment Company Act of 1940, as amended.

(l)

The terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings as such terms have in the 1940 Act.

17.

MISCELLANEOUS

(a)

No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

(b)

This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of Nebraska.

(c)

This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

(d)

The parties may execute this Agreement or any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

(e)

If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected by such determination, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

(f)

In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other party resulting from such failure to perform or otherwise from such causes.

(g)

Other than as stated herein, neither NLD nor the Company shall be liable for any consequential, incidental, exemplary, punitive, special or indirect damages, whether or not the likelihood of such damages was known by such party or its affiliates.

(h)

Any controversy or claim arising out of, or related to, this Agreement, its termination or the breach thereof, shall be settled by binding arbitration by three arbitrators (or by fewer arbitrator(s), if the parties subsequently agree to fewer) in the State of Nebraska, in accordance with the rules then obtaining of FINRA, and the arbitrators’ decision shall be binding and final, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

(i)

Section and paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

(j)

All notices and other communications hereunder shall be in writing, shall be deemed to have been given when received, and shall be given to the following addresses (or such other addresses as to which notice is given):

To the Company:

To NLD:

Dominion Funds, Inc.

Northern Lights Distributors, LLC

Attn: Paul Dietrich, President

Attn: President

2 West Washington Street

17605 Wright Street

Middleburg, VA 20118

Omaha, NE  68130

(k)

Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Fund of the Company are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.

(l)

Each of the undersigned expressly warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized persons, as of the day and year first above written.

DOMINION FUNDS, INC.	NORTHERN LIGHTS DISTRIBUTORS, LLC

By: /s/Paul Dietrich	By: /s/Brian Nielsen
Paul Dietrich	Brian Nielsen
President	President

UNDERWRITING AGREEMENT

Schedule A

Fund Name	Effective Date
Fairfax Global Trends Fund	November 10, 2012
Fairfax Gold and Precious Metals Fund	November 10, 2012
Fairfax Asian & Emerging Markets Fund	November 10, 2012

UNDERWRITING AGREEMENT

Schedule B

Dominion Funds, Inc.

Fee Schedule

Service Fees:

Annual fee of $10,000 for the first Fund and $5,000 for each additional Fund

PLUS:

•

1 basis point or 0.01% per annum of each Fund's average daily net assets up to $250 million, and;

•

¾ basis point or 0.0075% per annum of each Fund's average daily net assets between $250 million and $500 million, and;

•

½ basis point or 0.0050% per annum of each Fund's average daily net assets between $500 million and $1 billion, and;

•

¼ basis point or 0.0025% per annum of each Fund's average daily net assets over 1 billion.

The Fund shall also pay an additional fee to NLD for all FINRA related charges, calculated as 25% of any FINRA costs incurred (for example, if FINRA charged $100 to perform an advertising review, NLD would charge the Fund and additional $25).

All service fees outlined above are payable monthly in arrears.

Registered Representative Licensing:

Annual fee of $5,500 per Registered Representative plus all out-of-pocket costs such as registration expenses and travel expenses to conduct required training.

Out-of-Pocket Expenses:

The Fund(s) shall pay all reasonable out-of-pocket expenses incurred by NLD in connection with activities performed for the Fund(s) hereunder including, without limitation:

•

typesetting, printing and distribution of prospectuses and shareholder reports

•

production, printing, distribution and placement of advertising and sales literature and materials

•

engagement of designers, free-lance writers and public relations firms

•

long-distance telephone lines, services and charges

•

postage

•

overnight delivery charges

•

FINRA and registration fees

•

marketing expenses

•

record retention fees

•

travel, lodging and meals

•

NSCC charges

•

Fund platform fees and service fees

•

Website monitoring fees

IN WITNESS WHEREOF, the parties hereto have executed this Schedule to the Underwriting Agreement effective as of November 10, 2012.

DOMINION FUNDS, INC.	NORTHERN LIGHTS DISTRIBUTORS, LLC

By: /s/Paul Dietrich	By: /s/Brian Nielsen
Paul Dietrich	Brian Nielsen
President	President

The undersigned investment adviser hereby acknowledges and agrees to the terms of this Underwriting Agreement.

FAIRFAX GLOBAL MARKETS LLC

2 West Washington Street

Middleburg, Virginia  20118

By:

/s/Paul Dietrich_________________

Name:  Paul Dietrich

Title: